                         MANUFACTURERS INVESTMENT TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


         AMENDMENT made this ___ day of _____________, 2000, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended, and between Manufacturers Investment Trust, a Massachusetts business trust (the "Trust") and Manufacturers Securities Services, LLC, a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       CHANGE IN APPENDIX A

         Appendix A to this Agreement is revised to reflect the appointment and compensation of MSS as investment adviser for the additional portfolio (the "Portfolio") as set forth in Appendix A to this Amendment.

2.       CHANGE IN APPENDIX B

         Appendix B to this Agreement is revised to include the Portfolio as set forth in Appendix B to this Amendment.

3.       EFFECTIVE DATE

                  This Amendment shall become effective with respect to each Portfolio on the later of (i) the date of its execution, (ii) the effective date of the post-effective amendment to the registration statement of the Trust under the Securities Act of 1933 that incorporates with respect to the Portfolio the terms of the Agreement as amended herein and (iii) the date of the meeting of shareholders (or sole shareholder if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.


MANUFACTURERS INVESTMENT TRUST



By:  ___________________________
      Matthew R. Schiffman, President

MANUFACTURERS SECURITIES SERVICES, LLC
By:  The Manufacturers Life Insurance Company
     of North America, its managing member



By:  ___________________________
      James R. Boyle, President



By:  ____________________________________
      James D. Gallagher, Vice President,
      Secretary and General Counsel
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                                   APPENDIX A

1.       Global Equity Trust: 0.900% of the current net assets of the Portfolio.

2. Blue Chip Growth Trust: 0.875% of the current net assets of the Portfolio.

3. Mid Cap Blend Trust: 0.850% of the current net assets of the Portfolio. (formerly, the Equity Trust)

4.       Equity-Income Trust: 0.875% of the current net assets of the Portfolio.

5. Growth & Income Trust: 0.750% of the current net assets of the Portfolio.

6. Strategic Bond Trust: 0.775% of the current net assets of the Portfolio.

7. Global Bond Trust: 0.800% of the current net assets of the Portfolio. (formerly, the Global Government Bond Trust)

8. Investment Quality Bond Trust: 0.650% of the current net assets of the Portfolio.

9. U.S. Government Securities Trust: 0.650% of the current net assets of the Portfolio.

10.      Money Market Trust: 0.500% of the current net assets of the Portfolio.

11. Large Cap Growth Trust: 0.875% of the current net assets of the Portfolio. (formerly, the Aggressive Asset Allocation Trust)

12. Income & Value Trust: 0.800% of the current net assets of the Portfolio. (formerly, the Moderate Asset Allocation Trust)

13. Diversified Bond Trust: 0.750% of the current net assets of the Portfolio. (formerly, the Conservative Asset Allocation Trust)

14. Overseas Trust: 0.950% of the current net assets of the Portfolio. (formerly, the International Growth and Income Trust)

15. Mid Cap Growth Trust: 0.950% of the current net assets of the Portfolio. (formerly, the Small/Mid Cap Trust)

16. International Small Cap Trust: 1.100% of the current net assets of the Portfolio.

17.      Growth Trust: 0.850% of the current net assets of the Portfolio.

18.      Value Trust: 0.800% of the current net assets of the Portfolio.

19.      High Yield Trust: 0.775% of the current net assets of the Portfolio.

20. International Stock Trust: 1.050% of the current net assets of the Portfolio.

21. Science & Technology Trust: 1.100% of the current net assets of the Portfolio.

22.      Balanced Trust: 0.800% of the current net assets of the Portfolio.

23. Emerging Small Company Trust: 1.050% of the current net assets of the Portfolio.
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24.      Aggressive Growth Trust: 1.000% of the current net assets of the
         Portfolio. (formerly, the Pilgrim Baxter Growth Trust)

25. Pacific Rim Emerging Markets Trust: 0.850% of the current net assets of the Portfolio.

26. Real Estate Securities Trust: 0.700% of the current net assets of the Portfolio.

27.      Equity Index Trust: 0.250% of the current net assets of the Portfolio.

28. Quantitative Equity Trust: 0.700% of the current net assets of the Portfolio.

29. Small Company Value Trust: 1.050% of the current assets of the Portfolio.

30. Small Company Blend Trust: 1.050% of the current net assets of the Portfolio.

31. U.S. Large Cap Value Trust: 0.875% of the current net assets of the Portfolio.

32.      Total Return Trust: 0.775% of the current net assets of the Portfolio.

33. International Value Trust: 1.000% of the current net assets of the Portfolio.

34.      Mid Cap Stock Trust: 0.925% of the current net assets of the Portfolio.

35. Lifestyle Conservative 280 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

36. Lifestyle Moderate 460 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

37. Lifestyle Balanced 640 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

38. Lifestyle Growth 820 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

39. Lifestyle Aggressive 1000 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

40. Internet Technologies Trust: 1.150% of the current net assets of the Portfolio.

41. Dynamic Growth Trust: 1.000% of the current net assets of the Portfolio.

42. Tactical Allocation Trust: 0.900% of the current net assets of the Portfolio.

43. International Index Trust: 0.550% of the current net assets of the Portfolio.

44. Small Cap Index Trust: 0.525% of the current net assets of the Portfolio.

45.      Mid Cap Index Trust: 0.525% of the current net assets of the Portfolio.
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46.      Total Stock Market Index Trust: 0.525% of the current net assets of the
         Portfolio.

47.      500 Index Trust: 0.525% of the current net assets of the Portfolio.

48. Capital Appreciation Trust: _____% of the current net assets of the Portfolio.


         The Percentage Fee for each Portfolio shall be paid daily to the Adviser. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.
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                                   APPENDIX B

         The Expense Limit for each Portfolio for the purposes of paragraph 2.d.i (B) shall be .50% for each Portfolio except the following:

         Portfolio                                              Percent
         ---------                                              -------
Global Equity Trust                                               .75%

Global Bond Trust                                                 .75%
(formerly, the Global Government Bond Trust)

Overseas Trust                                                    .75%
(formerly, the International Growth and Income Trust)

International Small Cap Trust                                     .75%

International Stock Trust                                         .75%

Worldwide Growth Trust                                            .75%

Pacific Rim Emerging Markets Trust                                .75%

International Value Trust                                         .75%

Equity Index Trust                                                .15%

International Index Trust                                         .050%

Small Cap Index Trust                                             .075%

Mid Cap Index Trust                                               .075%

Total Stock Market Index Trust                                    .075%

500 Index Trust                                                   .050%

Lifestyle Conservative 280 Trust                                     *

Lifestyle Moderate 460 Trust                                         *

Lifestyle Balanced 640 Trust                                         *

Lifestyle Growth 820 Trust                                           *

Lifestyle Aggressive 1000 Trust                                      *


   *If total expenses of a Lifestyle Trust ( absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that total expenses of the Lifestyle Trust, equal 0.075%. If the total expenses of a Lifestyle Trust (absent reimbursement) are equal to or less then 0.075%, then no expenses will be reimbursed by the Adviser. (For purposes of the expense reimbursement total expenses of a Lifestyle Trust includes the advisory fee but excludes (a) the expenses of the Underlying Portfolios, (b) taxes, (c) portfolio brokerage,
   (d) interest, (e) litigation and (f) indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.)